Exhibit 5.1

July 24, 2018

Board of Directors

Merit Medical Systems, Inc.

1600 West Merit Parkway

South Jordan, Utah  84095

Ladies and Gentlemen:

We have acted as counsel to Merit Medical Systems, Inc., a Utah corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act, and the proposed offering, issuance and sale from time to time on a delayed or continuous basis (pursuant to Rule 415 under the Securities Act) of the following:

(i)                   shares of common stock of the Company, no par value (the “Common Stock”);

(ii)                one or more series of debt securities of the Company, which may be senior, senior subordinated or subordinated debt securities, and which may be convertible or exchangeable into Common Stock or other securities or property of the Company (the “Debt Securities”);

(iii)             warrants to purchase Common Stock (the “Warrants”); and

(iv)            units comprised of one or more of our Common Stock, Debt Securities or Warrants in any combination (the “Units”, and together with the Common Stock, Debt Securities and Warrants, the “Securities”).

We understand that the Debt Securities will be issued pursuant to an indenture (together with any applicable supplement thereto, the “Indenture”) to be entered into between the Company and a financial institution identified therein as trustee (the “Trustee”), the Warrants will be issued pursuant to a warrant agreement to be entered into between the Company and either a financial institution identified therein as warrant agent (the “Warrant Agent”) or the purchasers of such Warrants (in each case, a “Warrant Agreement”), and the Units will be issued pursuant to a unit agreement to be entered into between the Company and either a financial institution identified therein as unit agent (the “Unit Agent”) or the purchasers of such Units (in each case, a “Unit Agreement”).  Furthermore, we understand that the Indenture, Warrant Agreement, or Unit Agreement in respect of such Debt Securities, Warrants or Units, as applicable, will be filed as an exhibit to either a post-effective amendment to the Registration Statement or a Current Report of the Company on Form 8-K. The particular terms of such Debt Securities, Warrants or Units will be set forth in a Prospectus Supplement (as defined below) that will be filed with the Commission and form a part of the Registration Statement.

This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and, other than as expressly stated herein with respect to the issuance of the Securities, no opinion is expressed as to any matter pertaining to the

Company, the contents of the Registration Statement, the base prospectus (the “Prospectus”) or any supplement(s) to the Prospectus (each, a “Prospectus Supplement”).

In rendering the opinions set forth below, we have examined the Registration Statement (including the exhibits filed therewith), the Second Amended and Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), the Third Amended and Restated Bylaws of the Company (the “Bylaws”), and resolutions adopted by the Board of Directors of the Company.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and other documents, and have considered such matters of law and fact, in each case, as we have deemed appropriate to render the opinions contained herein.  With respect to certain facts material to this opinion letter, we have considered it appropriate to rely upon representations and certifications of officers, directors or other appropriate representatives of the Company and certificates or other comparable documents of public officials, in each case, without independent verification of their accuracy.

Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, as of the date hereof:

1.              With respect to any shares of Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee thereof (the “Board”) has taken all necessary corporate action to approve the issuance and sale of Common Stock, the terms of the offering and all related matters, (b) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered in accordance with the Articles of Incorporation and Bylaws (in each case, as then amended) and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, and (c) the Company has received full payment of the consideration fixed for such shares in accordance with the terms of the applicable purchase, underwriting or similar agreement approved by the Board, the shares of Common Stock (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security, in each case, as approved by the Board) will be validly issued, fully paid and non-assessable.

2.              With respect to any of the Debt Securities, when (a) the Board has taken all necessary corporate action to establish the terms of the Debt Securities and the Indenture and approve the issuance and sale of the Debt Securities (and, if applicable, the issuance of Common Stock or other Securities issuable on conversion of such Debt Securities), the terms of the offering and all related matters, (b) the Indenture has been duly executed and delivered by the Company, (c) the Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the Indenture and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, (d) the Company has received full payment of the consideration fixed for the Debt Securities in accordance with the terms of the applicable purchase, underwriting or similar agreement approved by the Board, the Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security, in each case, as approved by the Board) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.              With respect to the Warrants, when (a) the Board has taken all necessary corporate action to establish the terms of the Warrants and the Warrant Agreement and approve the issuance and sale of the Warrants (and, if applicable, the issuance of Common Stock or Debt Securities issuable on exercise of such Warrants), the terms of the offering and all related matters, (b)

the Warrant Agreement has been duly executed and delivered by the Company, (c) the Warrants (or certificates representing the Warrants) have been duly executed, authenticated or countersigned (if required), issued, and delivered in accordance with the Warrant Agreement and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, and (d) the Company has received full payment of the consideration fixed for the Warrants in accordance with the terms of the Warrant Agreement or the applicable purchase, underwriting or similar agreement approved by the Board, as the case may be, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.              With respect to the Units, when (a) the Board has taken all necessary corporate action to establish the terms of the Units and the Unit Agreement and approve the issuance and sale of the Units (and, if applicable, the issuance and sale of any other Securities issuable on exercise or conversion of such Units), the terms of the offering and all related matters, (b) the Unit Agreement has been duly executed and delivered by the Company, (c) the Units (or certificates representing the Units) have been duly executed, authenticated or countersigned (if required), issued, and delivered in accordance with the Unit Agreement and as contemplated by the Registration Statement and any Prospectus Supplement relating thereto, and (d) the Company has received full payment of the consideration fixed for the Units in accordance with the terms of the Unit Agreement or the applicable purchase, underwriting or similar agreement approved by the Board, as the case may be, the Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth above are subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, the exercise of judicial discretion in respect of any general principles of equity affecting enforcement (whether applied by a court of law or equity), and the unenforceability under certain circumstances of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. Additionally, we express no opinion concerning the validity or enforceability of any provisions contained in any Indenture, Warrant Agreement, Unit Agreement or other instrument evidencing the Securities that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law and any securities (other than Common Stock or Debt Securities) into which the Debt Securities, the Warrants, or any other securities comprising the Units may be convertible, exchangeable or exercisable.

In rendering the opinions set forth above, we have assumed without independent verification that: (a) all information contained in all documents reviewed by us is true and correct; (b) the signatures on all documents examined by us are genuine; (c) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform in all respects to the originals of those documents; (d) each natural person signing any document reviewed by us had the legal capacity to do so; (e) at or prior to the time of delivery of any of the Securities, the Registration Statement (and any amendments thereto, including post-effective amendments) will remain in effect under the Securities Act and a Prospectus Supplement applicable to the offer and sale of such Securities will have been prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act; (f) at the time of issuance of any Securities, the Board will not have rescinded or otherwise modified its authorization for the issuance and sale of such Securities; (g) the terms of the Debt Securities, Warrants, and Units will be established so as not to violate any applicable law, rule or regulation (including any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company) or result in a default under or breach of any agreement or instrument binding upon the Company; (h) if the holders of the Debt Securities are granted rights to inspect the corporate books and records of the Company and to vote in the election of directors or any matters on which shareholders of the Company may vote, the Articles of

Incorporation (as then amended) will either provide for such rights or grant to the Board the power to confer such rights (and the Board will have taken all necessary corporate action to confer such rights); and (i) the Company will remain at all times a corporation incorporated under the laws of the State of Utah.

To the extent the obligations of the Company under any Indenture, Warrant Agreement or Unit Agreement may be dependent upon such matters, we have also assumed that, at the time any such agreement is executed and delivered, and the relevant Securities are authenticated or countersigned (if necessary) and issued in accordance with the terms of such agreement, that: (a) each applicable counterparty (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the requisite organizational and legal power and authority to perform its obligations under such agreement and engage in the activities contemplated thereby, and (iii) is in compliance with all applicable laws and regulations; (b) the applicable agreement has been duly authorized, executed and delivered by an authorized representative of each counterparty and constitutes the legally valid and binding obligations of such counterparty enforceable against it in accordance with its terms; and (c) (in the case of Debt Securities only) the Trustee is eligible to act as a trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Indenture has been qualified pursuant to the Trust Indenture Act, and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder.

The opinions expressed in this letter are limited to (i) the federal laws of the United States, and (ii) the Utah Revised Business Corporation Act, as amended (the “URBC”), including all applicable provisions of the Utah Constitution and reported judicial decisions interpreting the URBC.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, including the laws of any other jurisdiction and the laws of any county, municipality or other political subdivision or local governmental agency or authority.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading “Legal Matters” in the Prospectus.  We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This letter and the opinions contained are as of the date set forth above, and we assume no obligation to advise you of matters that may come to our attention subsequent to the date hereof and that may affect our legal opinions expressed herein.

Very truly yours,

/s/ Parr Brown Gee & Loveless

PARR BROWN GEE & LOVELESS,
a professional corporation